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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-3 (file no. X-XXX) of our report dated March 22, 1994, on our audits of the financial statements and financial statement schedules of Checkpoint Systems, Inc. We also consent to the reference to our firm under the caption 'Experts'.

                                         _____/s_/__Coopers & Lybrand L.L.P.____

                                         Coopers & Lybrand L.L.P.
                                         Philadelphia, Pennsylvania
                                         January 24, 1995